As filed with the Securities and Exchange Commission on August 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entasis Therapeutics Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-4592913
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

35 Gatehouse Drive Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

 2018 Equity Incentive Plan

(Full title of the plan)

Manoussos Perros, Ph.D.

Chief Executive Officer

Entasis Therapeutics Holdings Inc.

35 Gatehouse Drive

Waltham, MA 02451

(name and address of agent for service)

(781) 810-0120

(Telephone number, including area code, of agent for service)

Copies to:

Michael Gutch Entasis Therapeutics Holdings Inc. 35 Gatehouse Drive Waltham, MA 02451 (781) 810-8901	Matthew C. Franker Reid S. Hooper Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, D.C. 20001 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻	Accelerated filer	⌧
Non-accelerated filer	◻	Smaller reporting company	⌧
Emerging growth company	⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ⌧

CALCULATION OF REGISTRATION FEE

31,662

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	500,000	$2.84	$1,420,000	$184.32

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the registrant’s common stock as reported on The Nasdaq Global Market on August 3, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8, or the Registration Statement, is filed by Entasis Therapeutics Holdings Inc., or the Company, for the purpose of registering an additional 500,000 shares of its common stock, par value $0.001 per share, or the Common Stock, authorized for issuance pursuant to awards under the Entasis Therapeutics Holdings Inc. 2018 Equity Incentive Plan, or the 2018 Plan. The Company previously registered the offering of shares of Common Stock under the 2018 Plan on Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or the SEC, on November 14, 2018 (File No. 333-228384), March 29, 2019 (File No. 333-230593) and on May 7, 2020 (File No. 333-238076), or the Previous Registration Statements.

On April 24, 2020, the Company’s Board of Directors approved the First Amendment to the Entasis Therapeutics Holdings Inc. 2018 Equity Incentive Plan, or the First Amendment, to increase the number of shares of Common Stock reserved for issuance under the 2018 Plan by 500,000, subject to and effective on the date of stockholder approval. The Company’s stockholders approved the First Amendment at the Company’s 2020 Annual Meeting of Stockholders on June 10, 2020. Pursuant to General Instruction E to Form S-8 under the Securities Act, the contents of the Previous Registration Statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.

The following documents (File No. 001-38670) previously filed with the SEC are hereby incorporated by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 11, 2020;

(b)	the Company’s Quarterly Reports on Form 10-Q, filed with the SEC on May 7, 2020 and August 6, 2020;

(c)	the Company’s Current Reports on Form 8-K, filed with the SEC on January 13, 2020, April 13, 2020, April 22, 2020, April 29, 2020, May 21, 2020, June 11, 2020 and June 11, 2020; and

(d)	The description of the Company’s Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 11, 2020, including any amendments or reports filed for the purposes of updating this description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K (or any portion thereof so furnished) prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.                Exhibits.

Exhibit Number	Exhibit Description

3.1

Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001- 38670), filed with the SEC on September 28, 2018).

3.1.1

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38670), filed with the SEC on June 11, 2020).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38670), filed with the SEC on September 28, 2018).

4.1	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-226920), filed with the SEC on August 17, 2018).

4.2	2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38670), filed with the SEC on November 14, 2018).
4.2.1

First Amendment to 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38670), filed with the SEC on August 6, 2020).

4.3

Forms of Stock Option Grant Notice and Stock Option Agreement under 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-226920), filed with the SEC on August 17, 2018).

5.1*	Opinion of Covington & Burling LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Covington & Burling LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on August 6, 2020.

Entasis Therapeutics Holdings Inc.

By:	/s/ Manoussos Perros, Ph.D.
Manoussos Perros, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Manoussos Perros, Ph.D. and Michael Gutch, Ph.D., and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Manoussos Perros	President, Chief Executive Officer and Director	August 6, 2020
Manoussos Perros, Ph.D.	(Principal Executive Officer)

/s/ Michael Gutch	Chief Financial Officer and Chief Business Officer	August 6, 2020
Michael Gutch, Ph.D.	(Principal Financial and Accounting Officer)

/s/ David Meek	Director	August 6, 2020
David Meek

/s/ Heather Behanna	Director	August 6, 2020
Heather Behanna, Ph.D.

/s/ David C. Hastings	Director	August 6, 2020
David C. Hastings

/s/ Heather Preston	Director	August 6, 2020
Heather Preston, M.D.

/s/ Howard Mayer	Director	August 6, 2020
Howard Mayer, M.D.